certification

Catherine Ayers-Rigsby, President/Principal Executive Officer, and Christine Casares, Treasurer/Principal Financial Officer of Advisors Preferred Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2022 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Principal Executive Officer                              Treasurer/Principal Financial Officer

Advisors Preferred Trust                                               Advisors Preferred Trust

/s/ Catherine Ayers-Rigsby                                               /s/ Christine Casares

Catherine Ayers-Rigsby                                               Christine Casares

Date: 3/3/23                                                               Date: 3/3/23

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Advisors Preferred Trust and will be retained by Advisors Preferred Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.